                                                                   EXHIBIT 99.j2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated April 29, 2005, relating to the financial statements and financial highlights which appear in the March 31, 2005
Annual Report to Shareholders of the Mason Street International Equity Fund,
which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Independent Registered
Public Accounting Firm", "Financial Statements" and "Financial Highlights" in
such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 28, 2006